As filed with the Securities and Exchange Commission on June 6, 1995.
                                                    Registration No. 33-_____



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933




                         CONTINENTAL AIRLINES, INC.
           (Exact name of Registrant as specified in its charter)


           Delaware                2929 Allen Parkway        74-2099724
 (State or other jurisdiction     Houston, Texas 77019    (I.R.S. Employer
of incorporation or organization) (Address of principal  Identification No.)
                                   executive offices)
                                       (Zip Code)



                         CONTINENTAL AIRLINES, INC.
                            1994 INCENTIVE EQUITY
                                    PLAN
                          (Full title of the plan)



                              Jeffery A. Smisek
                          Senior Vice President and
                               General Counsel
                         Continental Airlines, Inc.
                       2929 Allen Parkway, Suite 2010
                            Houston, Texas  77019
                   (Name and address of agent for service)

                               (713) 834-5000
        (Telephone number, including area code, of agent for service)




                       CALCULATION OF REGISTRATION FEE

  Title of                   Proposed maximum   Proposed maximum    Amount
of
securities to   Amount to     offering price   aggregate offering
registration
be registered be registered   per share (1)        price (1)           fee

Class B
Common Stock,    700,000           $16.75            $11,725,000
$4,044
par value $.01
per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).





    Pursuant to General Instruction E to Form S-8, the undersigned Registrant hereby incorporates herein by this reference the contents of Registration Statement No. 33-81324 relating to the Registrant's 1994 Incentive Equity Plan; provided that:

    (i) Paragraph (a) of Item 3 thereof is hereby replaced in its entirety by the following paragraph:

             "The Company's Annual Report on Form 10-K for the year ended December 31, 1994 ("1994 Form 10-K") (File No. 0-9781);" and

    (ii) Item 5 thereof is hereby replaced in its entirety to read as follows:

             "Certain legal matters with respect to the Class B common stock offered hereby are being passed upon by Jeffery A. Smisek, Senior Vice President and General Counsel of the Registrant.

             The consolidated financial statements and schedules of Continental Airlines, Inc. at December 31, 1994 and 1993, for the year ended December 31, 1994 and for the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and nonredeemable preferred stock and common stockholders' equity and cash flows and schedules of Continental Airlines Holdings, Inc. for the period January 1, 1993 to April 27, 1993 appearing in the Company's 1994 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

             The consolidated statements and schedules of Continental Airlines Holdings, Inc. and its subsidiaries for the year ended December 31, 1992, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report, which includes an explanatory paragraph that describes several uncertainties."


                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 1995.

                                        CONTINENTAL AIRLINES, INC.

                                        By: /s/ Jeffery A. Smisek
                                               Jeffery A. Smisek
                                               Senior Vice President
                                                 and General Counsel

                              POWER OF ATTORNEY

    Each of the undersigned directors and officers of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek and Scott R. Peterson, or either of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as director and/or officer, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for the undersigned in the capacities indicated below any and all amendments (including post-effective amendments) hereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                       Date

/s/ Gordon M. Bethune        President,                      June 5, 1995
Gordon M. Bethune            Chief Executive Officer
                             (Principal Executive Officer)
                             and Director

/s/ Lawrence W. Kellner      Senior Vice President           June 5, 1995
Lawrence W. Kellner          and Chief Financial Officer
                             (Principal Financial Officer)

/s/ Michael P. Bonds         Staff Vice President            June 5, 1995
Michael P. Bonds             and Controller
                             (Principal Accounting Officer)


/s/ David Bonderman          Director                        June 5, 1995
David Bonderman


/s/ Thomas J. Barrack, Jr.   Director                        June 5, 1995
Thomas J. Barrack, Jr.


/s/ Gregory D. Brenneman     Director                        June 5, 1995
Gregory D. Brenneman


                             Director
Joel H. Cowan


/s/ Patrick Foley            Director                        June 5, 1995
Patrick Foley


/s/ Rowland C. Frazee, C.C.  Director                        June 5, 1995
Rowland C. Frazee, C.C.


/s/ Hollis L. Harris         Director                        June 5, 1995
Hollis L. Harris


/s/ Dean C. Kehler           Director                        June 5, 1995
Dean C. Kehler


/s/ Robert L. Lumpkins       Director                        June 5, 1995
Robert L. Lumpkins


/s/ Douglas H. McCorkindale  Director                        June 5, 1995
Douglas H. McCorkindale


/s/ David E. Mitchell, O.C.  Director                        June 5, 1995
David E. Mitchell, O.C.


/s/ Richard W. Pogue         Director                        June 5, 1995
Richard W. Pogue


/s/ William S. Price         Director                        June 5, 1995
William S. Price





/s/ Donald L. Sturm          Director                        June 5, 1995
Donald L. Sturm


/s/ Claude I. Taylor, O.C.   Director                        June 5, 1995
Claude I. Taylor, O.C.


/s/ Karen Hastie Williams    Director                        June 5, 1995
Karen Hastie Williams


/s/ Charles A. Yamarone      Director                        June 5, 1995
Charles A. Yamarone


                                EXHIBIT INDEX


Exhibit No.    Description

   4.1 Restated Certificate of Incorporation of the Company - incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated April 16, 1993 (the "April 1993 8-K").

   4.2         By-Laws of the Company.

   4.3 Continental Airlines, Inc. 1994 Incentive Equity Plan - incorporated by reference to Exhibit 4.3 to the Company's Registration Statement No. 33-81324.

   4.3(a) First Amendment to Continental Airlines, Inc. 1994 Incentive Equity Plan.

   5           Opinion of Senior Vice President and General Counsel.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Arthur Andersen LLP.

   23.3 Consent of Senior Vice President and General Counsel (included in Exhibit 5).

   24 Powers of Attorney (included on signature page of this Registration Statement).


                                                                  EXHIBIT 4.2















                                   BY-LAWS

                                     OF

                         CONTINENTAL AIRLINES, INC.



























Including all amendments through June 5, 1995


                              TABLE OF CONTENTS

                                                                         Page

ARTICLE I - Stockholders
   Section 1.1   Annual Meeting. . . . . . . . . . . . . . . . . . . . .   1
   Section 1.2   Special Meetings. . . . . . . . . . . . . . . . . . . .   1
   Section 1.3   Place of Meeting. . . . . . . . . . . . . . . . . . . .   1
   Section 1.4   Notice of Meetings. . . . . . . . . . . . . . . . . . .   1
   Section 1.5   Quorum. . . . . . . . . . . . . . . . . . . . . . . . .   1
   Section 1.6   Voting. . . . . . . . . . . . . . . . . . . . . . . . .   2
   Section 1.7   Presiding Officer and Secretary . . . . . . . . . . . .   2
   Section 1.8   Proxies . . . . . . . . . . . . . . . . . . . . . . . .   2
   Section 1.9   List of Stockholders. . . . . . . . . . . . . . . . . .   2
   Section 1.10  Notice of Stockholder Business and Nominations. . . . .   3
   Section 1.11  Inspectors of Elections; Opening and Closing the
                 Polls . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE II - Directors
   Section 2.1   Powers and Duties of Directors. . . . . . . . . . . . .   5
   Section 2.2   Election; Term; Vacancies . . . . . . . . . . . . . . .   5
   Section 2.3   Resignation . . . . . . . . . . . . . . . . . . . . . .   6
   Section 2.4   Removal . . . . . . . . . . . . . . . . . . . . . . . .   6
   Section 2.5   Meetings. . . . . . . . . . . . . . . . . . . . . . . .   6
   Section 2.6   Quorum and Voting . . . . . . . . . . . . . . . . . . .   7
   Section 2.7   Written Consent of Directors in Lieu of a Meeting . . .   7
   Section 2.8   Compensation. . . . . . . . . . . . . . . . . . . . . .   7
   Section 2.9   Minutes of Meetings . . . . . . . . . . . . . . . . . .   7

ARTICLE III - Committees of the Board of Directors
   Section 3.1   Creation. . . . . . . . . . . . . . . . . . . . . . . .   7
   Section 3.2   Committee Procedure . . . . . . . . . . . . . . . . . .   8
   Section 3.3   Certain Definitions . . . . . . . . . . . . . . . . . .   8

ARTICLE IV - Officers, Agents and Employees
   Section 4.1   Appointment and Term of Office. . . . . . . . . . . . .   9
   Section 4.2   Resignation and Removal . . . . . . . . . . . . . . . .   9
   Section 4.3   Compensation and Bond . . . . . . . . . . . . . . . . .   9
   Section 4.4   Chairman of the Board . . . . . . . . . . . . . . . . .   9
   Section 4.5   Vice Chairman . . . . . . . . . . . . . . . . . . . . .   9
   Section 4.6   Chief Executive Officer . . . . . . . . . . . . . . . .  10
   Section 4.7   President . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 4.8   Chief Operating Officer . . . . . . . . . . . . . . . .  10
   Section 4.9   Vice Presidents . . . . . . . . . . . . . . . . . . . .  10
   Section 4.10  Treasurer . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 4.11  Secretary . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 4.12  Assistant Treasurers. . . . . . . . . . . . . . . . . .  10
   Section 4.13  Assistant Secretaries . . . . . . . . . . . . . . . . .  11
   Section 4.14  Delegation of Duties. . . . . . . . . . . . . . . . . .  11
   Section 4.15  Loans to Officers and Employees; Guaranty of
                 Obligations of Officers and Employees . . . . . . . . .  11

ARTICLE V - Indemnification
   Section 5.1   Indemnification of Directors, Officers, Employees
                 and Agents. . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VI - Common Stock
   Section 6.1   Certificates. . . . . . . . . . . . . . . . . . . . . .  12
   Section 6.2   Transfers of Stock. . . . . . . . . . . . . . . . . . .  12
   Section 6.3   Lost, Stolen or Destroyed Certificates. . . . . . . . .  13
   Section 6.4   Stockholder Record Date . . . . . . . . . . . . . . . .  13

ARTICLE VII - Ownership by Aliens
   Section 7.1   Foreign Stock Record. . . . . . . . . . . . . . . . . .  13
   Section 7.2   Maximum Percentage. . . . . . . . . . . . . . . . . . .  14
   Section 7.3   Recording of Shares . . . . . . . . . . . . . . . . . .  14

ARTICLE VIII - General Provisions
   Section 8.1   Fiscal Year . . . . . . . . . . . . . . . . . . . . . .  15
   Section 8.2   Dividends . . . . . . . . . . . . . . . . . . . . . . .  15
   Section 8.3   Checks, Notes, Drafts, Etc. . . . . . . . . . . . . . .  15
   Section 8.4   Corporate Seal. . . . . . . . . . . . . . . . . . . . .  15
   Section 8.5   Waiver of Notice. . . . . . . . . . . . . . . . . . . .  15

ARTICLE IX - Restated Certificate of Incorporation to Govern
   Section 9.1   Restated Certificate of Incorporation to Govern . . . .  15


                                   BY-LAWS
                                     OF
                         CONTINENTAL AIRLINES, INC.

            Incorporated under the Laws of the State of Delaware

                                  ARTICLE I

                                Stockholders

    Section 1.1 Annual Meeting. The annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of any other proper business shall be held at such time and date in each year as the Board of Directors may determine from time to time. The annual meeting in each year shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors, or if not so fixed, at the principal business office of the Corporation.

    Section 1.2 Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, or any other series or class of stock as set forth in the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") to elect additional Directors under specified circumstances, special meetings of the stockholders may be called only by (i) stockholders holding Common Stock constituting more than 50% of the voting power of the outstanding shares of Common Stock, (ii) the Chief Executive Officer or (iii) the Board of Directors.

    Section 1.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Corporation.

    Section 1.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.

    Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 1.5 Quorum. Except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these By-Laws in respect of the vote required for a specified action, at any meeting of stockholders the holders of a majority of the aggregate voting power of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.4, notice need not be given of the adjourned meeting.

    Section 1.6 Voting. Except as otherwise provided by the Restated Certificate of Incorporation or these By-Laws, whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of Directors, is to be taken by vote of stockholders at a meeting, it shall be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon, except as otherwise required by law, by the Restated Certificate of Incorporation or by these By-Laws.

    Except as otherwise provided by law, or by the Restated Certificate of Incorporation or these By-Laws, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

    Upon the demand of any stockholder entitled to vote, the vote for Directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

    Section 1.7 Presiding Officer and Secretary. At every meeting of stockholders the Chairman of the Board, or any Vice Chairman of the Board, or the Chief Executive Officer, as designated by the Board of Directors, or, if none be present, or in the absence of any such designation, the appointee of the meeting, shall preside. The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

    Section 1.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy executed in writing by the stockholder or as otherwise permitted by law, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

    Section 1.9 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    The stock ledger shall be the only evidence as to which stockholders are the stockholders entitled to examine the stock ledger or the list required by this Section 1.9, or to vote in person or by proxy at any meeting of stockholders.

    Section 1.10 Notice of Stockholder Business and Nominations.

    (A) Annual Meetings of Stockholders. (1) Subject to Section 2.2 of these By-Laws, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.4 of these By-Laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 1.10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

        (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, and in the case of the Corporation's first annual meeting to be held after the initial adoption of these By-Laws, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

        (3)  Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 1.10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

    (B) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.4 of these By-Laws. Subject to Section 2.2 of these By-Laws, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

        (2) For purposes of this Section 1.10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        (3) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    Section 1.11 Inspectors of Elections; Opening and Closing the Polls.
The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at the meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the "GCL").

    The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                                 ARTICLE II

                                  Directors

    Section 2.1 Powers and Duties of Directors. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the stockholders by the Restated Certificate of Incorporation, by these By-Laws, or by law. Except as otherwise permitted by or consistent with Foreign Ownership Restrictions (as defined in the Restated Certificate of Incorporation), at no time shall more than one-third of the Directors in office be Aliens (as defined in the Restated Certificate of Incorporation). The Board of Directors shall have the principal role in the formulation of short and long-term strategic, financial, and organizational goals of the Corporation and shall oversee and supervise the performance of corporate management in carrying out the directives of the Board of Directors. The Board shall adopt the annual Capital Expenditure Budget and the Annual Financial Plan, both as defined in Section 3.3, for each fiscal year not later than the last day of the preceding fiscal year or at such later time as shall be determined by the Board by resolution adopted by the affirmative vote of that number of Directors as is required pursuant to Article Fifth,
Section 2(b) of the Restated Certificate of Incorporation to approve an amendment of Articles II and III of these By-Laws. The Board of Directors shall not approve the entering into, amending, supplementing, modifying, waiving of any provisions of, waiving or enforcing of any rights under or terminating any contract (other than in accordance with its terms) between the Corporation or any of its wholly-owned subsidiaries and any air carrier, other than Air Canada or any of its Affiliates, with respect to a code-sharing or marketing alliance unless such action shall have been recommended to the Board by the Operations Committee of the Board.

    Section 2.2 Election; Term; Vacancies. The Directors shall hold office until the next annual election and until their successors are elected and qualified. No Independent Director (as defined in the Restated Certificate of Incorporation) shall be nominated by the Board of Directors or by the Corporation to serve on the Board of Directors unless such Independent Director shall be satisfactory to Air Partners. The Directors shall be elected annually by the stockholders in the manner specified by the Restated Certificate of Incorporation and these By-Laws, except that if there be a vacancy in the Board of Directors by reason of death, resignation or otherwise, such vacancy may also be filled for the unexpired term by a majority affirmative vote of the Board of Directors; provided, that in the case of any AC Director or AP Director (as defined in Section 3.3) the vacancy shall be filled for the unexpired term by the remaining AC Directors or AP Directors, as the case may be, by a majority affirmative vote of such Directors; provided further, that in the event of a vacancy by reason of death, resignation or otherwise of a Director elected by the holders of Class C Common Stock or Class D Common Stock, such vacancy shall be filled for the unexpired term by the holders of Class C Common Stock or Class D Common Stock, as the case may be, voting separately as a class by a majority affirmative vote thereof.

    Section 2.3 Resignation. Any Director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

    Section 2.4 Removal. Any Director may be removed at any time, with or without cause, by vote at a meeting or written consent of the holders of stock entitled to vote on the election of such Director pursuant to the Restated Certificate of Incorporation; provided, that until the Third Annual Meeting, Creditors Designees (as those terms are defined in the Restated Certificate of Incorporation) may only be removed for cause.

    Section 2.5  Meetings.

    (A) Annual Meeting. Immediately after each annual meeting of stockholders, the duly elected Directors shall hold an inaugural meeting for the purpose of organization, election of officers, development of an annual calendar (the "Board Calendar"), and the transaction of other business, at such place as shall be fixed by the person presiding at the meeting of stockholders at which such Directors are elected. The Board Calendar shall specify, to the extent practicable, at which meeting the Board of Directors will carry out various duties and reviews, and shall include all topics the Board of Directors deems relevant to the management of the Corporation, including, without limitation, strategic planning, capital allocation, long-range goals, performance appraisal, and personnel planning. the Board Calendar will be distributed to all Directors promptly after its approval by the Board of Directors. The place and time of the inaugural meeting of the Board may also be fixed by written consent of the Directors.

    (B) Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as shall be designated from time to time by the Board of Directors; provided, that the Board shall hold at least four (4) regular meetings in each year; provided further, that regular meetings of the Board of Directors can be waived at the request of the Chief Executive Officer if at least a majority of the Directors agree in writing to such waiver at least seven days before the date of the meeting to be so waived except that in any event the Board shall hold at least four (4) regular meetings in each year prior to the Third Annual Meeting (as defined in the Restated Certificate of Incorporation). The Secretary shall forward to each Director, at least five days before any such regular meeting, a notice of the time and place of the meeting, together with the reports and recommendations of any committee of the Board of Directors required to deliver periodic reports and the agenda for the meeting prepared by the Chief Executive Officer or in lieu thereof a notice of waiver if the regular meeting has been waived.

    (C) Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer or a majority of the Directors, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting, including the time and place of the meeting and the agenda therefor, shall be given by the Secretary or by the person calling the meeting to each Director by causing the same to be delivered personally or by facsimile transmission not later than the close of business on the second day next preceding the day of the meeting.

    (D) Location; Methods of Participation. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

    Section 2.6 Quorum and Voting. Two-thirds of the total number of Directors (excluding those who must recuse themselves under the terms of the Restated Certificate of Incorporation or these By-Laws, or by law)("Recused Directors") shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at a meeting (excluding Recused Directors) at which a quorum is present shall be the act of the Board of Directors.

    Section 2.7 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all member of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

    Section 2.8 Compensation. Directors may receive compensation for services to the Corporation in their capacities as Directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

    Section 2.9 Minutes of Meetings. Minutes of proceedings of the Board of Directors and each committee thereof shall be circulated to each member of the Board of Directors or committee, as the case may be, within 20 days of the date of the proceedings recorded by the minutes.

                                 ARTICLE III

                    Committees of the Board of Directors

    Section 3.1  Creation.  In addition to the committees established under
Section 3.3, the Board of Directors, by resolution or resolutions passed by a majority of the Board of Directors (except as otherwise provided in the Restated Certificate of Incorporation), may designate one or more committees, each to consist of such number of Directors of the Corporation as shall be specified in such resolution; provided, that for so long as there shall be any AC Directors (as defined in Section 3.3) or AP Directors (as defined in
Section 3.3) any such committee shall include (if so requested by any AP Director or AC Director, as the case may be), to the extent consistent with applicable laws and regulations, such number of AC Directors or AP Directors as shall not be greater than the number of Directors equal to the same percentage of the Directors comprising such committee as the percentage of the total number of AP Directors or AC Directors, as the case may be, on the Entire Board (as defined in the Restated Certificate of Incorporation); provided further, that for so long as there shall be any AC Directors or AP Directors, any executive or other similar committee of the Board with full power to take all actions which may lawfully be taken by the Board, and any nominating committee of the Board, shall consist, to the extent consistent with applicable laws and regulations, only of a Director that is an officer of the Corporation (or his or her designee), an AP Director and an AC Director. Each such committee shall have and may exercise such powers and duties as shall be delegated to it by the Board, except that no such committee shall have the power to (a) elect Directors, (b) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board relating to such committee, (c) appoint any member of such committee, (d) declare any dividend or make any other distribution to the stockholders of the Corporation, or (e) take any other actions which may lawfully be taken only by the full Board of Directors. In the event that the Board creates an audit or similar committee prior to the Third Annual Meeting, at least one Creditors Designee (as defined in the Restated Certificate of Incorporation) shall serve on such committee until the Third Annual Meeting.

    Section 3.2 Committee Procedure. Each committee of the Board of Directors shall meet at the times stated by the Board in the resolution or resolutions establishing such committee or on notice to all members given by any member of such committee. The Board by resolution or resolutions shall establish the rules of procedure to be followed by each committee, which shall include a requirement that such committee keep regular minutes of its proceedings and deliver to the Secretary the same and other reports and recommendations to be delivered to the Board of Directors in sufficient time to be distributed to the Board of Directors in connection with the regular meeting of the Board of Directors to which the committee is scheduled to report, as indicated on the Board Calendar. The affirmative vote of a majority of the members of any such committee shall constitute the act of such committee.

    Section 3.3  Certain Definitions.

    (A) Annual Capital Expenditure Budget. When used in these By-Laws, the term "Annual Capital Expenditure Budget" shall mean a detailed annual capital expenditure budget, which shall be approved by the Board of Directors not later than the last day of the preceding fiscal year (or at such later time determined by the Board pursuant to Section 2.1) and shall be recommended to the Board by the appropriate committee thereof not later than thirty (30) days prior to the end of such preceding fiscal year.

    (B) Annual Financial Plan. When used in these By-Laws, the term "Annual Financial Plan" shall mean a detailed annual financial plan, which shall be approved by the Board of Directors not later than the last day of the preceding fiscal year (or at such later time determined by the Board pursuant to Section 2.1) and shall be recommended to the Board by the appropriate committee thereof not later than thirty (30) days prior to the end of such preceding fiscal year.

    (C) AC Director. When used in these By-Laws, the term "AC Director" shall mean a Director designated or elected by Air Canada (as defined in the Restated Certificate of Incorporation) under the Shareholders Agreement (as defined in the Restated Certificate of Incorporation), elected by the holders of Class C Common Stock or elected by Directors to fill a vacancy created by the departure of any of the foregoing Directors.

    (D) AP Director. When used in these By-Laws, the term "AP Director" shall mean a Director designated or elected by Air Partners (as defined in the Restated Certificate of Incorporation) under the Shareholders Agreement (as defined in the Restated Certificate of Incorporation), elected by the holders of Class D Common Stock or elected by Directors to fill a vacancy created by the departure of any of the foregoing Directors.

                                 ARTICLE IV

                       Officers, Agents and Employees

    Section 4.1 Appointment and Term of Office. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a President, and a Secretary, and may also include one or more Vice Chairmen of the Board, a Chief Operating Officer, a Treasurer, one or more Vice Presidents (who may be further classified by such descriptions as "executive", "senior", "assistant", "staff" or otherwise, as the Board of Directors shall determine), one or more Assistant Secretaries and one or more Assistant Treasurers. All such officers shall be appointed by the Board of Directors. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors in a particular case, all such officers shall hold their offices at the pleasure of the Board for an unlimited term and need not be reappointed annually or at any other periodic interval. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

    Section 4.2 Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time. The Board of Directors may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

    Section 4.3 Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer by the Board of Directors. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

    Section 4.4 Chairman of the Board. The Chairman of the Board shall be selected from the members of the Board of Directors and shall preside at all meetings of the Board of Directors. In addition, the Chairman of the Board shall have such other powers and duties as may be delegated to him or her by the Board of Directors. The Chairman of the Board shall not be deemed to be an officer of the Corporation for purposes of Article III of these By-Laws unless he or she shall also be the Chief Executive Officer.

    Section 4.5 Vice Chairman. Each Vice Chairman of the Board, in the absence of the Chairman of the Board, shall have all powers herein conferred upon the Chairman of the Board. In addition, each Vice Chairman shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

    Section 4.6 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board and the Vice Chairman of the Board (or if there be none), he or she shall preside at all meetings of the Board of Directors.
The Chief Executive Officer shall prepare an agenda for each annual and regular meeting of the Board of Directors, which agenda shall include those topics scheduled to be addressed pursuant to the Board Calendar. He or she shall have general charge of the business affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person.

    Section 4.7 President. The President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

    Section 4.8 Chief Operating Officer. The Chief Operating Officer of the Company shall have general charge of the operating affairs of the Corporation, and shall have such other powers and duties as the Chief Executive Officer or the Board of Directors shall delegate to him or her from time to time.

    Section 4.9 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

    Section 4.10 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, may endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

    Section 4.11 Secretary. The Secretary shall distribute all materials to be distributed in connection with regular and special meetings of the Board of Directors, record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the Directors, and committees of the Board of Directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

    Section 4.12 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

    Section 4.13 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

    Section 4.14 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.

    Section 4.15 Loans to Officers and Employees; Guaranty of Obligations of Officers and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a Director of the Corporation or any subsidiary, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                                  ARTICLE V

                               Indemnification

    Section 5.1 Indemnification of Directors, Officers, Employees and Agents. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended.

    The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he or she is or was a Director or officer of the Corporation, or, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article V also shall include the right of such persons to be paid in advance by the Corporation for their expenses (including attorneys' fees) to the full extent permitted by the laws of the State of Delaware, as from time to time in effect. The right to indemnification conferred on such persons by this Article V shall be a contract right.

    Unless otherwise determined by the Board of Directors, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he or she is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

    The rights and authority conferred in this Article V shall not be exclusive of any other right which any person seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Neither the amendment or repeal of this Article V nor the adoption of any provision of the Restated Certificate of Incorporation or these By-Laws or of any statute inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any acts or omissions occurring prior to such amendment, repeal or adoption or an inconsistent provision.

                                 ARTICLE VI

                                Common Stock

    Section 6.1 Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman or a Vice Chairman of the Board, if any, or the Chief Executive Officer or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

    Section 6.2 Transfers of Stock. Upon surrender to any transfer agent of the Corporation of a certificate for shares of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, provided such succession, assignment or transfer is not prohibited by the Restated Certificate of Incorporation, these By-Laws, applicable law or contractual prohibitions, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    Section 6.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.

    Section 6.4 Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

    If no record date is fixed by the Board of Directors, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                 ARTICLE VII

                             Ownership by Aliens

    Section 7.1 Foreign Stock Record. There shall be maintained a separate stock record, designated the "Foreign Stock Record," for the registration of Voting Stock, as defined in Section 7.2, that is Beneficially Owned (as defined in the Restated Certificate of Incorporation) by Aliens, as defined in the Restated Certificate of Incorporation ("Alien Stock"). The Beneficial Ownership by Aliens of Voting Stock shall be determined in conformity with regulations prescribed by the Board of Directors.

    Section 7.2 Maximum Percentage. At no time shall ownership of shares representing more than the Maximum Percentage, as defined below, be registered in the Foreign Stock Record. As used herein, (a) "Maximum Percentage" means the maximum percentage of voting power of Voting Stock, as defined below, which may be voted by, or at the direction of, Aliens without violating Foreign Ownership Restrictions or adversely affecting the Corporation's operating certificates or authorities, and (b) "Voting Stock" means all outstanding shares of capital stock of the Corporation issued from time to time by the Corporation and Beneficially Owned by Aliens which, but for the provisions of Section 1 of Article Sixth of the Restated Certificate of Incorporation, by their terms may vote (at the time such determination is made) for the election of Directors of the Corporation, except shares of Preferred Stock that are entitled to vote for the election of Directors solely as a result of the failure to pay dividends by the Corporation or other breach of the terms of such Preferred Stock.

    Section 7.3 Recording of Shares. If at any time there exist shares of Voting Stock that are Alien Stock but that are not registered in the Foreign Stock Record, the Beneficial Owner thereof may request, in writing, the Corporation to register ownership of such shares on the Foreign Stock Record and the Corporation shall comply with such request, subject to the limitation set forth in Section 7.2. The order in which Alien Stock shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received a written request to so register such shares of Alien Stock; provided, that for so long as Air Canada is an Alien, shares of Voting Stock held by Air Canada which were acquired pursuant to the Investment Agreement, dated as of November 9, 1992, as amended, among the Corporation, Air Canada and Air Partners (the "Investment Agreement"), or pursuant to Air Canada's rights under the Shareholders Agreement, or upon conversion or exchange of such securities, or as a dividend or distribution in respect of such securities (collectively, "AC Original Equity Securities") shall be registered on the Foreign Ownership Record prior to, and to the exclusion of, any other shares of Alien Stock whether or not any such other shares of Alien Stock are registered on the Foreign Stock Record at the time that Air Canada requests that shares of AC Original Equity Securities be so registered; provided further, that for so long as any transferee of Air Partners is an Alien, shares of Voting Stock held by such transferee which were originally acquired by Air Partners pursuant to the Investment Agreement or upon conversion or exchange of such securities, or as a dividend or distribution in respect of such securities (collectively "AP Original Equity Securities") shall be registered on the Foreign Ownership Record prior to, and to the exclusion of, any other shares of Alien Stock (other than shares of AC Original Equity Securities) whether or not any such other shares of Alien Stock are registered on the Foreign Stock Record at the time that any such transferee of Air Partners requests that shares of AP Original Equity Securities be so registered. If at any time the Corporation shall find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, there shall be removed from the Foreign Stock Record the registration of such number of shares so registered as is sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage. The order in which such shares shall be removed shall be reverse chronological order based upon the date the Corporation received a written request to so register such shares of Alien Stock; provided, that for so long as Air Canada is an Alien, shares of AC Original Equity Securities shall not be removed from the Foreign Ownership Record (regardless of the date on which such shares were registered thereon) until all other outstanding shares of Alien Stock have been so removed; provided further, that for so long as any transferee of Air Partners is an Alien, shares of AP Original Equity Securities owned by such transferee shall not be removed from the Foreign Ownership Record (regardless of the date on which such shares were registered thereon) until all other outstanding shares of Alien Stock (other than shares of AC Original Equity Securities) have been so removed.

                                ARTICLE VIII

                             General Provisions

    Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin the first day of January and end on the last day of December of each year.

    Section 8.2 Dividends. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

    Section 8.3 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof, the Chief Executive Officer or the Treasurer may from time to time designate.

    Section 8.4 Corporate Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

    Section 8.5 Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the Restated Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.

                                 ARTICLE IX

               Restated Certificate of Incorporation to Govern

    Section 9.1 Restated Certificate of Incorporation to Govern. Notwithstanding anything to the contrary herein, if any provision contained herein is inconsistent with or conflicts with a provision of the Restated Certificate of Incorporation, such provision herein shall be superseded by the inconsistent provision in the Restated Certificate of Incorporation, to the extent necessary to give effect to such provision in the Restated Certificate of Incorporation.


                                                               EXHIBIT 4.3(a)



                             FIRST AMENDMENT TO
                         CONTINENTAL AIRLINES, INC.
                         1994 INCENTIVE EQUITY PLAN


    The Board of Directors (the "Board") of Continental Airlines, Inc. (the "Company") adopted the Continental Airlines, Inc. 1994 Incentive Equity Plan (the "Plan") on March 4, 1994, subject to approval by the stockholders of the Company, which was obtained at the annual meeting held June 30, 1994.
Subject to applicable provisions of Paragraph 15 of the Plan, the Board retained the right to amend the Plan. The Board has determined by resolutions adopted on April 27, 1995 that the Plan be amended as follows. Capitalized terms not otherwise defined in this First Amendment to the Plan have the meanings ascribed thereto in the Plan.

    The Plan is hereby amended as follows:

    1. The first sentence of Paragraph 3 is hereby amended so as to read in its entirety as follows:

       "Subject to adjustment as provided in Paragraph 10 and in accordance with and subject to Rule 16b-3 under the Exchange Act and applicable judicial and administrative interpretations thereof, the shares of Common Stock covered by all Awards granted under this Plan will not exceed in the aggregate 3,000,000 shares, of which number (a) no more than 300,000 shares will be granted or sold as Restricted Stock, (b) Stock Options with respect to no more than 400,000 shares will be granted to any Participant during any calendar year, and (c) no more than 200,000 shares will be delivered in payment of Annual Incentive Awards (for all Participants in the aggregate) in respect of any given year."

    2. The first sentence of Paragraph 4(k) is hereby amended so as to read in its entirety as follows:

       "In the discretion of the Administrator, a percentage (determined by the Administrator and set forth in the written agreement or notification evidencing each grant of a Stock Option) of the aggregate shares of Common Stock obtained from exercises of a Stock Option (which percentage may be satisfied out of particular exercises as determined by the Administrator and set forth in the written agreement or notification evidencing each grant of a Stock Option) shall not be transferable prior to the earliest to occur of: the termination of the relevant Stock Option term (or such shorter period as may be determined by the Administrator and set forth in the written agreement or notification evidencing the grant of the Stock Option); the Participant's retirement, death or Disability; or termination of the Participant's employment with the Company and its subsidiaries."

    3. The term "Committee" is hereby replaced by the term "Administrator" throughout the Plan, except as follows:

       (i) Paragraph 2(f) is hereby amended so as to read in its entirety as follows:

             " "Committee" means the Human Resources Committee of the Board, which at all times will consist of not less than two directors (all of whom are Outside Directors) appointed by the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The action of a majority of the members of the Committee (but not less than two members) will be the act of the Committee. "Administrator" means (i) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Participant who is subject to Section 16 of the Exchange Act (or any successor section to the same or similar effect) ("Section 16"), the Committee, (ii) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Participant who is not subject to
             Section 16, the Chief Executive Officer of the Company and (iii) to the extent administration of the Plan has been assumed by the Board pursuant to a resolution of the Board, the Board.";

       (ii) Paragraph 2(y): the clause "or the Committee" is hereby deleted;

       (iii) Paragraph 14(a) is hereby amended so as to read in its entirety as follows:

             "This Plan shall be administered by the Administrator.";

       (iv) The second sentence of Paragraph 14(b) is hereby amended so as to read in its entirety as follows:

             "Neither the Board, the Committee, the Chief Executive Officer nor any member of the Board or the Committee will, in connection with the administration of the Plan as the Administrator, be liable for any such action or determination taken or made in good faith."; and

       (v) Paragraph 16(b): the term "Committee" is hereby replaced by the term "Board".

    4. The last sentence of Paragraph 2(y), and Schedule A to the Plan, are hereby deleted.

    5. There is hereby inserted at the end of clause (i) of the first sentence of Paragraph 11 the following clause:

       ",unless otherwise provided in the written agreement evidencing an Award," and there is hereby inserted in clause (1) of the first sentence of Paragraph 11, immediately after the words "Qualifying Event" and before the parenthetical reference, the following clause:

       "or, if the written agreement evidencing an Award so provides, for a period of 30 calendar days commencing upon the date of such Change in Control".

    6. Paragraph 2(d) is hereby amended to read in its entirety as follows:

       "Change in Control" means the occurrence of one of the events described in subclause (a), (b), (c) or (d) of clause (i) of the first sentence of Paragraph 11."


    The foregoing amendments to the Plan are effective April 27, 1995; provided, however, that any such amendment that without approval by the stockholders of the Company would result in the Plan no longer satisfying the requirements of Rule 16b-3 shall only be effective upon approval thereof by the stockholders of the Company within one year following April 27, 1995.


                                                                    EXHIBIT 5


                                        June 5, 1995



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

Ladies and Gentlemen:

    I am Senior Vice President and General Counsel of Continental Airlines, Inc., a Delaware corporation (the "Company"), and I have advised the Company in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the proposed offering and sale of up to 700,000 shares of Class B common stock, par value $.01 per share, of the Company (the "Company Stock") pursuant to the Company's 1994 Incentive Equity Plan, as amended (the "Plan").

    In this connection, I have examined the corporate records of the Company, including its Restated Certificate of Incorporation, its Bylaws and minutes of meetings of its directors. I have also examined the Registration Statement, together with the exhibits thereto and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

    Based upon the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms of the Plan and the Awards (as such term is defined in the Plan) made thereunder, will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein under the caption "Named Experts and Counsel". In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations thereunder.

                                        Very truly yours,


                                        /s/ Jeffery A. Smisek
                                        Jeffery A. Smisek
                                        Senior Vice President
                                        and General Counsel


                                                                 EXHIBIT 23.1








                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the 1994 Incentive Equity Plan of Continental Airlines, Inc. and to the incorporation by reference therein of our reports dated April 12, 1995, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. at December 31, 1994 and 1993, for the year ended December 31, 1994, and for the period April 28, 1993 through December 31, 1993 and the consolidated statements of operations, redeemable and nonredeemable preferred stock and common stockholders' equity and cash flows and schedules of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, all included in Continental's 1994 Annual Report (Form 10-K) filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Houston, Texas
June 2, 1995


                                                                 EXHIBIT 23.2






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 12, 1993 and to all references to our Firm included in this Form S-8 related to the Continental Airlines, Inc. 1994 Incentive Equity Plan.



                                        ARTHUR ANDERSEN LLP

Houston, Texas
June 2, 1995